REVOLVING LINE OF CREDIT NOTE
June 19, 2015
FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein,Eurosite Power Inc ., a Delaware Corporation with a principal business address of 45 First Avenue, Waltham, MA 02451 (the “Borrower”), hereby unconditionally promises to pay to the order of Elias Samaras of 83 Cambridge Parkway, Cambridge, MA 02142 (the “Noteholder”, and together with the Borrower, the “Parties”), the principal amount of One Million Dollars ($1,000,000) (the “Maximum Revolving Credit”), or so much of the Maximum Revolving Credit as has been advanced from time to time by the Noteholder pursuant to Section 2.2 hereof, together with interest on all unpaid balances under this Revolving Line of Credit Note (as may be amended, modified or extended from time to time, this “Note”) at the applicable interest rate set forth in this Note.

1.	Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.
“Advance” means each disbursement made by the Noteholder to the Borrower pursuant to Section 2.2.
“Applicable Rate” means six percent (6%).
“Borrower” has the meaning set forth in the introductory paragraph.
“Borrowing Notice” has the meaning set forth in Section 2.2.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
“Commitment Period” means the period from the date hereof to the Maturity Date.
“Default” means any of the events specified in Section 8 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 8 would, unless cured or waived, become an Event of Default.
“Default Rate” means, at any time, the Applicable Rate plus two percent (2%).
“Event of Default” has the meaning set forth in Section 8.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).
“Interest Payment Date” means the last day of each quarter commencing on the first such date to occur after the execution of this Note.
“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.
“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Borrower; (b) the validity or enforceability of the Note; (c) the rights or remedies of the Noteholder hereunder; and (d) the Borrower’s ability to perform any of its material payment obligations hereunder.
“Maturity Date” means the earlier of (a) June 19, 2018, and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section9.
“Maximum Revolving Line of Credit” has the meaning set forth in the introductory paragraph.
“Note” has the meaning set forth in the introductory paragraph.
“Noteholder” has the meaning set forth in the introductory paragraph.
“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.
“Parties” has the meaning set forth in the introductory paragraph.
“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

2.	Note Disbursement Mechanics.
1.Commitment. Subject to Section 2.2, the Noteholder shall make available to the Borrower one or more Advances during the Commitment Period in an aggregate principal amount not to exceed the Maximum -Revolving Credit.
2.Advances. As a condition to the disbursement of any Advance, the Borrower shall, at least three (3) Business Days prior to the requested disbursement date, provide the Noteholder with written or electronic notice (the “Borrowing Notice”) setting out (a) the amount of such Advance,; and (b) the date on which such Advance is to be disbursed. Each Borrowing Notice shall be deemed to repeat the Borrower’s representations and warranties in Section 6 as of the date of such Borrowing Notice. Upon receipt of the Borrowing Notice, the Noteholder shall make available to the Borrower on the disbursement date specified in such Borrowing Notice the principal amount set out in such Borrowing Notice in immediately available funds.
3.Final Payment Date; Optional Prepayments.
1.Final Payment Date. The aggregate unpaid principal amount of the Maximum -Revolving Credit, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.
2.Optional Prepayment. The Borrower may prepay the Note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.
4.Interest.
1.Interest Rate. Except as otherwise provided herein, the outstanding principal amount of each Advance made hereunder shall bear interest at the Applicable Rate from the date such Advance was made until the aggregate principal amount of the Maximum Revolving Credit is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.
2.Interest Payment Dates. Interest shall be payable quarterly in arrears to the Noteholder on each Interest Payment Date.

3.Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.
4.Computation of Interest. The interest on the outstanding principal balance of each Advance shall at all times be calculated on a 365-day year but shall accrue and be payable on the actual number of days elapsed.
5.Payment Mechanics.
1.Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 4:00 PM New York, New York time on the date on which such payment is due by cashier’s check, certified check or by wire transfer of immediately available funds to the Noteholder at his business address or to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time, whichever the Noteholder prefers.
2.Application of Payments. All payments made hereunder shall be applied (i) first to the payment of any fees or charges outstanding hereunder, (ii) second to accrued interest and (iii) third to the payment of the principal amount outstanding under the Note.
3.Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.
4.Evidence of Debt. The Noteholder is authorized to record on the grid attached hereto as Exhibit A each Advance made to the Borrower and each payment or prepayment thereof. The entries made by the Noteholder shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Noteholder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Advances in accordance with the terms of this Note.
5.Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.
6.Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:
1.Existence; Compliance With Laws. The Borrower is (a) a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance with all Laws and Orders except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.
3.Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.
4.No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.
5.No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of the Borrower’s organizational documents; (b) violate any Law or Order applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.
6.Enforceability. The Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
7.No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its properties or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that would be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under the Note.
7.Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:
1.Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
2.Compliance. Comply with (a) all of the terms and provisions of its organizational documents, (b) its obligations under its material contracts and agreements and (c) all Laws and Orders applicable to it and its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

3.Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.
4.Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.
5.Further Assurances. Upon the request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.
8.Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:
1.Failure to Pay. The Borrower fails to pay (a) any principal amount of the Note when due or (b) interest or any other amount when due and such failure continues for two (2) business days after written notice is provided to the Borrower.
2.Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.
3.Breach of Covenants. The Borrower fails to observe or perform (a) any covenant, condition or agreement contained in Section 7.4 or (b) any other material covenant, obligation, condition or agreement contained in this Note other than those specified in clause (a) and Section 8.1 and such failure continues for 30 days after written notice to the Borrower.
4.Bankruptcy.
(a)the Borrower commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;
(b)there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 8.4(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;
(c)there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;
(d)the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 8.4(a), Section 8.4(b) or Section 8.4(c) above; or
(e)the Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.
5.Judgments. One or more judgments or decrees shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.
9.Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower (a) terminate its commitment to make any Advances hereunder; (b) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and (c) exercise any or all of its rights, powers or remedies under applicable Law; provided, however that, if an Event of Default described in Section 8.4 shall occur, the principal of and accrued interest on the Maximum Revolving Credit shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.
10.Miscellaneous.
1.Notices.
(a)All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, including via e-mail, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)	If to the Borrower:
Eurosite Power Inc.. (see address listed above)
Attn: Chief Financial Officer
Telephone:(781) 522-6020, Facsimile: (781) 522-6050
E-mail: gparmese@americandg.com

(ii)	If to the Noteholder:

Elias Samaras (see address listed above)
Telephone: (781) 308-3667
E-mail: elias.samaras@gmail.com
(b)Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).
2.Expenses. The Borrower agrees to pay on demand the costs and expenses of the Noteholder, and fees and disbursements of counsel, in connection with any Event of Default, the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Note, and any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding..
3.Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.
4.Submission to Jurisdiction. The Borrower hereby (a) submits to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the Federal courts of the United States sitting in the District of Massachusetts (collectively, the “Massachusetts Courts”), for the purpose of any action or proceeding arising out of or relating to this Note, (b) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the Massachusetts Courts, and any objection on the ground that any such action or proceeding in any Massachusetts Court has been brought in an inconvenient forum, and (c) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a Massachusetts Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.
5.Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

6.Successors and Assigns. This Note shall be binding on the Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of the Noteholder, any future holder of this Note and their respective successors and assigns. The Borrower may not assign or transfer this Note or any of its obligations hereunder without Noteholder’s prior written consent.
7.Interpretation. For purposes of this Note (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Exhibits and Sections mean the Exhibits and Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
8.Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
9.Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.
10.No Waiver. No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of the Noteholder in exercising any right under this Note shall operate as a waiver of such right or any other right thereunder
11.Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

12.Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed this Note as of June 30, 2015.

Euorsite Power , Inc.
By_____________________ Name: Gabriel Parmese Title: CFO

Acknowledged and agreed:
By:_____________________ Name:Elias Samaras

Exhibit A
Advances and Payments on the Maximum Non-Revolving Credit

Date of Advance	Amount of Advance	Amount of Principal Paid	Unpaid Principal Amount of Note	Name of Person Making the Notation